EXHIBIT 21.01

SUBSIDIARIES OF THE REGISTRANT, U.S. Restaurant Properties, Inc., a Maryland Corporation

The following list includes the Company’s principal subsidiaries as of June 30, 2003.

1.                                       U.S. Restaurant Properties Operating L.P., a Delaware limited partnership

2.                                       USRP Managing, Inc., a Delaware corporation

3.                                       USRP Funding 2001-A, L.P., a Delaware limited partnership

4.                                       USRP (SFGP), LLC, a Delaware limited liability company

5.                                       USRP Funding 2002-A, L.P., a Texas limited partnership

6.                                       USRP (SFGP) 2, LLC, a Texas limited liability company

7.                                       USRP/HCI Partnership 1, L.P., a Delaware limited partnership

8.                                       USRP (JV1), LLC, a Texas limited liability company

9.                                       USRP Holding Corp., a Texas corporation

10.                                 USRP (Hawaii), LLC, a Texas limited liability company

11.                                 USRP (S&C), LLC, a Delaware limited liability company

12.                                 Fuel Supply, Inc., a Texas corporation

13.                                 USRP (SHO) 1, L.P., a Texas limited partnership

14.                                 USRP (SHOPORT) 1, LLC, a Texas limited liability company